                       UNITED STATES SURGICAL CORPORATION
                      EXECUTIVE INCENTIVE COMPENSATION PLAN

1.       PURPOSE

         The purposes of the United States Surgical Corporation Executive Incentive Compensation Plan (the "Plan") are to provide an additional incentive for senior management employees to maximize the long term performance of the Company, consistent with the Company's strategic objectives, and to attract, motivate and retain achievement-oriented senior management employees by providing a competitive compensation opportunity predicated on the long term success of the Company.

2.       DEFINITIONS

         "Annual Performance Period" means a period corresponding to the fiscal year of the Company.

         "Annual Performance Opportunity" means an opportunity established at the inception of an Annual Performance Period for a Participant to earn an amount equal to the Award Value or Award Values established in accordance with this Plan based on attainment of Performance Objectives applicable to such Annual Performance Opportunity.

         "Average (Weighted) Annual Base Salary" means the total base salary paid during the Performance Period divided by the number of years in the Performance Period. For purposes of determining a Participant's base salary at the beginning of the Performance Period, the Committee may assume that certain annual percentage increases in base salary will occur during the Performance Period. If at the end of a Performance Period, it is determined that average (weighted) annual base salary actually paid during the Performance Period was more than assumed, then the Committee may make appropriate increases in the Award Values with respect to an Annual Performance Opportunity or, with respect to a Long Term Performance Period, in the number of Performance

Units awarded or in the Award Values in respect of such Performance Period. Any such increases shall be such that the percentages of the Participant's actual average (weighted) annual base salary equal the percentages that were originally represented by the Award Values but shall not exceed the maximum Award Value as approved by the stockholders of the Company. If at the end of the Performance Period it is determined that Average (Weighted) Annual Base Salary actually paid during the Performance Period was less than the assumed amount, then the Award Values with respect to an Annual Performance Opportunity or, with respect to a Long Term Performance Period, the number of Performance Units awarded or the Award Values in respect of such Performance Period shall be reduced by the Committee. Any such reductions shall be such that the percentages of the Participant's actual Average (Weighted) Annual Base Salary represented by the reduced Award Values for the Performance Period do not exceed the percentages of the Participant's assumed Average (Weighted) Annual Base Salary that were originally represented by the Award Values.

         "Award Value" means an amount, determined by the Committee at the inception of a Performance Period, which a Participant will be entitled to be paid following the end of such Performance Period for an Annual Performance Opportunity or a Performance Unit granted to such Participant at the inception of such Performance Period, if the Performance Objective(s) applicable to such Performance Unit is attained at the end of such Performance Period and if the other terms and conditions of the Plan applicable to such Performance Unit and of the written document evidencing such Performance Unit are fulfilled. The Award Value of each Annual Performance Opportunity or Performance Unit granted for any given Performance Period shall be the same, but need not be the same as the Award Value of any Annual Performance Opportunity or Performance Unit granted for any prior or subsequent Performance Period. The Award Value for any Participant shall not exceed a maximum amount, in dollars, approved by the stockholders of the Company.

         "Board" means the Board of Directors of the Company.

         "Beneficiary" means such persons or entities (including a trust or estate) as a Participant designates at any time and from time to time to receive any amounts that may become payable under the Plan after such Participant's death, provided that such designation is made on a form prescribed by and delivered to the Secretary of the Company, and provided further, that the Company consents to such designation after it is made. Any designation of a Beneficiary by a Participant may be revoked by such Participant on a form prescribed for that purpose by, and delivered to, the Secretary of the Company, or by designating a different Beneficiary in accordance with the next preceding sentence. If any amount becomes payable under the Plan in respect of a Participant after such Participant's death, and if no Beneficiary of the Participant has been so designated or if no Beneficiary who or which has been so designated is alive or in existence at the time such amount becomes payable, then such Participant's Beneficiary shall be the legal representative of the Participant's estate.

         "Change in Control" means (i) the stockholders of the Company approve any plan for the liquidation or dissolution of the Company or for a consolidation or merger of the Company in which the Company would not be the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Company's outstanding common stock, or (iv) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         "Committee" means the Compensation/Option Committee of the Board.

         "Company" means United States Surgical Corporation, a Delaware corporation.

         "Disability" means termination of employment under circumstances that entitle a Participant (or that will entitle a Participant after any applicable waiting period) to disability benefits under the long-term disability insurance plan of the Company applicable to such Participant at the time of such termination.

         "Participant" means an employee who has been granted an opportunity for an Annual Performance Opportunity and/or a Performance Unit under the Plan.

         "Plan" means the United States Surgical Corporation Executive Incentive Compensation Plan set forth herein, as it may be amended from time to time.

         "Long-Term Performance Period" means a period of three consecutive calendar years, unless the Committee determines at the inception of any new period that a different period (i.e., shorter or longer than three years) shall be used, in which case it shall mean such different period determined by the Committee.

         "Performance Objectives" means performance goals, which shall be objectively determinable as contemplated by Section 162(m) of the Internal Revenue Code, as amended, and the regulations issued thereunder ("Section 162(m)") , shall be selected from performance goals approved by the stockholders of the Company, and shall be established in writing by the Committee not later than 90 days after the commencement of the applicable Performance Period to which such Performance Objectives relate. Such Performance Objectives must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if the Performance Objectives are achieved; provided, that the Committee may in its discretion decrease or eliminate the award otherwise payable on achievement of such Performance Objectives based on a failure of a Participant to satisfy other criteria or goals established by the Committee.

         "Performance Unit" means an opportunity granted at the inception of a Long Term Performance Period for a Participant to earn an amount, equal to or greater than the Threshold Award Value of such Performance Unit but not in excess of the Maximum Award Value of such Performance Unit, if the Threshold Performance Objective applicable to such Performance Unit is attained or exceeded by the end of such Performance Period and if the other terms and conditions of the Plan applicable to such Performance Unit and of the document evidencing such Performance Unit are fulfilled. Every Performance Unit granted under the Plan shall be evidenced by a written document, executed by an officer of the Company thereunto duly authorized and delivered to the Participant, which shall be subject to, and incorporate by reference, the terms and conditions of the Plan, and which shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may prescribe. Such written document need not be delivered to the Participant at the time such Performance Unit is granted, provided that no Participant shall have any legally enforceable rights in respect of such Performance Unit under the Plan or otherwise unless and until such a written and duly executed document evidencing such Performance Unit is delivered to him.

         "Retirement" means the termination of a Participant's employment with the Company and its subsidiaries if such termination occurs with the written consent of the Company (given with specific reference to this Plan).

3.       ADMINISTRATION

         (a) This Plan shall be administered by the Committee, which shall consist exclusively of members of the Board of Directors who shall each be an "outside director" within the meaning of Section 162(m) and who shall not be eligible to receive an incentive compensation award under the Plan.

         (b) The Committee shall have full power and authority, subject to the provisions of the Plan, to select employees to participate in this Plan from among those eligible, to determine the Annual Performance Opportunities and/or Performance Units to be granted each Participant, to establish the Performance Objectives and Award Values of Annual Performance Opportunities and/or Performance Units, to determine terms and conditions of the written documents evidencing Annual Performance Opportunities and/or Performance Units, to determine the extent to which the Performance Objectives established for Annual Performance Opportunities and/or Performance Units granted for a Performance Period have been attained, to interpret this Plan and all documents and instruments issued hereunder, and to adopt, revise, and interpret such rules and procedures as it may deem necessary or advisable. All decisions under this Plan shall be final, conclusive, and binding on the Company, each Participant, each Beneficiary, and any person claiming under or through any of them.

         (c) As soon as practicable after the end of each calendar year in a Performance Period, the Committee shall determine the extent to which the Performance Objectives established for Annual Performance Opportunities and/or Performance Units granted for such Performance Period have been attained, based on financial statements of the Company for such Performance Periods prepared in accordance with generally accepted accounting principles consistently applied, or on other criteria, as applicable, and in accordance with this Plan.

4.       ELIGIBILITY

         Eligibility to participate under the Plan shall be limited to the corporate officers of the Company. Long Term grants shall be limited to those corporate officers of the Company who, in the opinion of the Committee, are in a position, on or before June 30 of the first calendar year of such Performance Period, to have a measurable impact on the performance of the Company during such Performance Period, or who are in such a position on or before such later date during such first calendar year as the Committee may in special cases approve. In selecting Participants, the Committee shall consider an individual's duties and responsibilities, the potential impact such individual may have on the Company's long-term performance, and such other factors as the Committee deems relevant or appropriate.

5.       PERFORMANCE PERIODS AND GRANTS

         (a) Annual Incentive Awards. If the Committee determines to establish an Annual Incentive Opportunity for any Annual Performance Period, it shall determine the Participants therein and establish Performance Objectives and Award Values applicable to such Annual Incentive Opportunity, in writing, not later than the 90th day of the year to which the Performance Objectives relate. Attainment of Performance Objectives established at the inception of an Annual Performance Period (as such objectives may be changed or adjusted in accordance with the provisions of Section 9 below) will entitle a Participant to be paid the Award Value of a Performance Unit following the end of such Performance Period, determined in accordance with Section 6 below and subject to the other provisions of the Plan. The Performance Objectives applicable to any Annual Performance Opportunity granted to a

Participant need not be the same as the Performance Objectives applicable to any other Annual Performance Opportunity granted to such Participant or to any other Participant for the same or any prior or subsequent Annual Performance Period.

         (b) Grants of Performance Units. The first Long Term Performance Period shall begin as of January 1, 1996. Unless otherwise determined by the Board, a new Long Term Performance Period of three consecutive calendar years shall commence as of January 1, 1997 and as of January 1 of each subsequent calendar year prior to the Termination Date referred to in Section 12 of the Plan. For each Long Term Performance Period, the Committee shall determine the Participants therein, the number of Performance Units to be granted to each Participant and the Performance Objectives and Award Values applicable to such Performance Units, not later than the 90th day after the beginning of such Long Term Performance Period. Attainment of Performance Objectives established at the inception of a Long Term Performance Period (as such objectives may be changed or adjusted in accordance with the provisions of Section 9 below) will entitle a Participant to be paid the Award Value of a Performance Unit following the end of such Performance Period, determined in accordance with Section 6 below and subject to the other provisions of the Plan. The Performance Objectives applicable to any Performance Unit granted to a Participant need not be the same as the Performance Objectives applicable to any other Performance Unit granted to such Participant or to any other Participant for the same or any prior or subsequent Performance Period.

6.       EARNED AWARD VALUE  DETERMINATION

         Compensation or awards shall be made under the Plan only upon certification by the Committee in writing that the Performance Objectives and any other material terms relating to an Annual Performance Opportunity or a Performance Unit have been satisfied.

         At the end of each Annual Performance Period, Annual Performance Opportunities granted for such Performance Period shall expire if they have not already expired pursuant to the other provisions of the Incentive Plan. After the end of each Annual Performance Period, the Committee shall certify in writing whether the Performance Objectives and any other material terms of such Annual Performance Opportunity have been satisfied and determine the Award Value, if any, which each Participant is entitled to be paid for each Annual Performance Opportunity granted to such Participant for such Annual Performance Period,

         At the end of each Long Term Performance Period, Performance Units granted for such Long Term Performance Period shall expire if they have not already expired pursuant to the other provisions of the Plan. After the end of each Long Term Performance Period, the Committee shall certify in writing whether the Performance Objectives and any other material terms of such Performance Units have been satisfied and shall determine the amount, if any, which each Participant is entitled to be paid for each Performance Unit granted to such Participant for such Performance Period, as follows:

                  (a) If the Threshold Performance Objective applicable to a Performance Unit was not attained or exceeded at the end of such Performance Period, or if any other term or condition of the Plan applicable to such Performance Unit or of the written document evidencing such Performance Unit has not been fulfilled, the Participant shall not be entitled to any payment for such Performance Unit.

                  (b) If the Threshold Performance Objective applicable to a Performance Unit was attained but not exceeded at the end of such Performance Period, and all other terms and conditions of the Incentive Plan applicable to such Performance Unit and of the written document evidencing such Performance Unit have been fulfilled, the Participant shall be entitled to be paid the Threshold Award Value of such Performance Unit.

                  (c) If the Target Performance Objective applicable to a Performance Unit was attained but not exceeded at the end of such Performance Period, and all other terms and conditions of the Incentive Plan applicable to such Performance Unit and of the written document evidencing such Performance Unit have been fulfilled, the Participant shall be entitled to be paid the Target Award Value of such Performance Unit.

                  (d) If the Maximum Performance Objective applicable to a Performance Unit was attained but not exceeded at the end of such Performance Period, and all other terms and conditions of the Incentive Plan applicable to such Performance Unit and of the written document evidencing such Performance Unit have been fulfilled, the Participant shall be entitled to be paid the Maximum Award Value of such Performance Unit.

                  (e) If, at the end of such Performance Period, (i) the Threshold Performance Objective applicable to a Performance Unit was exceeded but the Target Performance Objective applicable to such Performance Unit was not attained, or (ii) the Target Performance Objective applicable to a Performance Unit was exceeded but the Maximum Performance Objective was not attained, and if in either case (i) or
         (ii) all other terms and conditions of the Plan applicable to such Performance Unit and of the written document evidencing such Performance Unit have been fulfilled, the Participant shall be entitled to be paid such amount, but, in the case of (i) above, not less than the Threshold Award Value nor more than the Target Award Value of such Performance Unit, and, in the case of (ii) above, not less than the Target Award Value nor more than the Maximum Award Value of such Performance Unit, as may have been prescribed therefore (whether by schedule, formula or otherwise) in the written document evidencing such Performance Unit or, if no such amount was so prescribed, an amount determined by straight-line matrix interpolation between the Threshold Award Value and Target Award Value of such Performance Unit (in the case of (i) above) or between the Target Award Value and Maximum Award Value of such Performance Unit (in the case of (ii) above).

7.       PAYMENT

         As soon as practicable after the end of a Performance Period, the Committee shall determine, in accordance with Section 6 and the other provisions of the Plan, the amount, if any, which each Participant in such Performance Period is entitled to be paid for Annual Performance

Opportunities and/or Performance Units granted to him at the inception of such Performance Period, and cash payment thereof (less any amount which the Company determines should be withheld pursuant to Paragraph 11(1) below) shall be made as soon as practicable, provided that amounts payable hereunder may, at the election of each Participant, be deferred under, and subject to the terms and conditions of, any deferred compensation plan of the Company that specifically provides for such deferral and the timing of the election thereof, and, provided further, that in all events it shall be a condition to the Company's obligation to make such payment, and a condition to the Participant's entitlement to such payment, that the Participant shall have refrained, at all times prior to the time when such payment is made (or, in the case of a payment deferred at the election of the Participant, at all times prior to the time when payment would have been made had payment not been deferred), from competition which in the good faith opinion of the Committee is materially detrimental to the Company or any subsidiary of the Company.

8.       TERMINATION OF EMPLOYMENT DURING PERFORMANCE PERIOD

         (a) Except if and to the extent otherwise expressly provided by the provisions of paragraph (b) below of this Section 8, it shall be a condition to the Company's obligation to make any payment with respect to an Annual Performance Opportunity or Performance Unit, and a condition to the Participant's entitlement to such payment, that the Participant shall remain in the continuous employ of the Company and its subsidiaries through the end of the Performance Period for which such Annual Performance Opportunity or Performance Unit was granted. If a Participant's employment with the Company and its subsidiaries terminates during a Performance Period, any Annual Performance Opportunity or Performance Units granted to such Participant for such Performance Period shall thereupon expire and, except if and to the extent otherwise expressly provided by the provisions of paragraph (b) below of this
Section 8, the Participant shall not be entitled to any payment for such Annual Performance Opportunities and/or Performance Units. Notwithstanding the foregoing, if a Participant voluntarily terminates employment with the Company and its subsidiaries during a Performance Period, the Committee, at its sole discretion, may pay such Participant a prorata portion of any Award Value applicable to an Annual Performance Opportunity or Performance Unit payment pursuant to this Section 8(a), provided that such fractional amount shall be payable at the same time and on the same terms and conditions (including Performance Objectives) as would have applied under the Plan (including but not limited to Sections 6 and 7 thereof) and under the written document evidencing such Annual Performance Opportunities and/or Performance Units had the

Participant's employment with the Company and its subsidiaries continued through the end of such Performance Period.

         (b) If a Participant's employment with the Company and its subsidiaries is terminated during a Performance Period (i) by death, (ii) by Disability,
(iii) by Retirement, or (iv) by the Company and its subsidiaries without cause (as determined by the Committee), then the Participant shall be entitled to be paid the amount, if any, that he would have been entitled to be paid for such Annual Performance Opportunities and/or Performance Units had his employment with the Company and its subsidiaries continued through the end of such Performance Period, multiplied by a fraction, the numerator of which shall be the number of full calendar months in which the Participant was employed by the Company and its subsidiaries during such Performance Period, and the denominator of which shall be the number of full calendar months in which the Participant would have been employed by the Company and its subsidiaries during such Performance Period had his employment with the Company and its subsidiaries continued through the end of such Performance Period. Such fractional amount shall be payable at the same time and on the same terms and conditions (including Performance Objectives) as would have applied under the Plan (including but not limited to Sections 6 and 7 thereof) and under the written document evidencing such Annual Performance Opportunities and/or Performance Units had the Participant's employment with the Company and its subsidiaries continued through the end of such Performance Period.

9.       CHANGES AND ADJUSTMENTS IN PERFORMANCE OBJECTIVES

         The Committee may, but in no event shall be required to, provide for such changes and adjustments in the Performance Objectives applicable to an Annual Performance Opportunity and/or Performance Unit (including those which would increase or reduce the amount otherwise payable for an Annual Performance Opportunity and/or Performance Unit hereunder) as the Committee determines, based on preestablished, objectively determinable criteria, to be necessary or appropriate to maintain the relationships between performance and reward contemplated by the Performance Objectives applicable to such Annual Performance Opportunity and/or Performance Unit at the inception of the Performance Period. Such criteria may include (a) a stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company or any of its subsidiaries, (b) a merger, consolidation, separation, reorganization, spin-off, sale of assets, partial or complete liquidation or dissolution of the Company or any of its subsidiaries or divisions, (c) changes in accounting practices, (d) any acquisition by the Company or a unit of the Company, (e) any extraordinary, unusual, or non-recurring revenues or expenses, or (f) any other factor that the Committee deems relevant or appropriate.

10.      CHANGE IN CONTROL

         Any provisions of the Plan to the contrary notwithstanding, if a Change in Control of the Company occurs prior to the end of the Performance Period for which an Annual Performance Opportunity and/or Performance Unit was granted, and if the Committee shall not have directed otherwise prior to such Change in Control, then

         (i) such Performance Period shall terminate as of the date of such Change in Control,

         (ii) such Annual Performance Opportunity and/or Performance Unit shall thereupon expire, and

         (iii) the Company shall thereupon pay the Participant for such Annual Performance Opportunity and/or Performance Unit such amount, if any, as the Committee determines would have been paid to the Participant for such Annual Performance Opportunity and/or Performance Unit after the end of such Performance Period had such Change in Control not occurred, multiplied by a fraction, the numerator of which shall be the number of full calendar months that elapsed in such foreshortened Performance Period and the denominator of which shall be the number of full calendar months that would have elapsed in such Performance Period by the end thereof had such Change in Control not occurred. Such determination shall be made by the Committee by extrapolating performance results attained through the end of such foreshortened Performance Period into the future.

11.      GENERAL PROVISIONS

         (a) The grant of an Annual Performance Opportunity and/or Performance Unit under the Plan to a Participant for any Performance Period shall not create any right in such Participant or in any other employee to be granted any other Annual Performance Opportunity and/or Performance Unit for the same or any prior or subsequent Performance Period.

         (b) The Company shall maintain on its books a separate account for each Participant to which shall be credited such amount, if any, as may from time to time be payable to such Participant under the Plan. However, all payments to be made under the Plan shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of amounts payable under the Plan. To the extent that any person acquires a right to receive any payment from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. Nothing contained in the Plan or in any instrument delivered or executed hereunder shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant or other person.

         (c) The Plan is an unfunded deferred compensation plan for a select group of management or highly compensated employees. The Plan shall be administered, interpreted and construed to carry out such intention, and any provision of the Plan that cannot be so administered, interpreted and construed shall, to that extent, be disregarded.

         (d) No participant or other person shall have any right, title or interest in or to any asset or investment which may (but need not) be acquired or made by the Company to aid it in meeting its obligations under the Plan.

         (e) No provision of the Plan, nor any aspect of its operation or administration, nor any document delivered or executed pursuant to or describing the Plan, shall limit or restrict in any way the right of the Company or a subsidiary employer to terminate the employment of any employee at any time with or without cause or assigning a reason therefor, or shall be construed to impose upon the Company or any subsidiary employer any liability not expressly and specifically assumed by the Company under the Plan, whether for any forfeiture of Annual Performance Opportunities and/or Performance Units or rights under Annual Performance Opportunities and/or Performance Units, or any loss of eligibility for the future grant of Annual Performance Opportunities and/or Performance Units, that may result if the employment of any employee should be so terminated, or otherwise.

         (f) Any costs incidental to the administration of the Plan shall be borne by the Company.

         (g) No rights under the Plan, contingent or otherwise, shall be assignable, alienable or subject to any encumbrance, pledge or charge of any nature, or, to the full extent permitted by law, be subject to any lien or to attachment, levy or execution, and no such rights shall be transferable other than by designation of a Beneficiary or by will or the laws of descent and distribution.

         (h) By accepting any benefits under the Plan, each Participant, each Beneficiary and each person claiming under or through any Participant or Beneficiary, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision taken or made or to be taken or made under the Plan by the Company, the

Board or any Committee thereof, the Chief Executive Officer, the Secretary, or other officers of the Company.

         (i) The Board may rely upon any information supplied to it by any officer of the Company, by the Company's independent public accountants or by legal counsel, and may rely upon the advice of such accountants and counsel, and shall be fully protected in relying upon any such information and advice.

         (j) The fact that a member of the Board shall at the time be, or shall theretofore have been or thereafter may be, a Participant or eligible to be selected as a Participant shall not disqualify him from taking part in and voting at any time as a director in favor of or against amendment or termination of the Plan or other matters affecting the Plan.

         (k) (i) Any instrument to be delivered under the Plan to the Company, the Board, the Chief Executive Officer or the Secretary of the Company shall be deemed to have been properly delivered in each case if and when delivered to the Secretary of the Company in person or three days after deposit thereof, in a post office box regularly maintained by the United States Government, in an envelope, properly stamped, addressed to the Secretary of the Company at the principal office of the Company.

                  (ii) Any instrument to be delivered under the Plan to a Participant or employee shall be deemed to have been properly delivered in each case if and when delivered in person to such Participant or employee or three days after deposit thereof, in a post office box regularly maintained by the United States Government, in an envelope, properly stamped, addressed to such Participant or employee at his address as it appears on the books of the Company.

                  (iii) Headings are given to sections of the Plan solely as a convenience to facilitate reference; neither such headings nor any numbering or paragraphing shall be deemed in any way material or relevant to the construction of the Plan or any provision thereof.

                  (iv) The use of the masculine gender shall also include within its meaning the feminine.

         (l) The Company may withhold any taxes that it determines are required to be withheld from amounts payable under the Plan under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

         (m) The place of administration of the Plan shall be conclusively deemed to be within the State of Connecticut, and the validity, construction, interpretation and administration of the Plan, and of any rules and regulations or determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of Connecticut, without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan or any payment or grant made or purportedly made under or in connection therewith, must be commenced shall be governed by the laws of the State of Connecticut, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party where the action may be brought.

         (n) The Plan is not intended to be a substitute for, or preclude continuance or establishment of, other incentive compensation, profit participation or bonus plans of the Company or its subsidiaries, divisions or profit centers or any other plan, practice or arrangement for the payment of compensation or fringe benefits, including, without limitation, commissions, prizes, suggestion or special awards, production or similar bonuses, retirement, profit sharing, group insurance, stock purchase or stock bonus plans or other bonus plans or arrangements or any stock option or restricted stock plan, that may now or may hereafter be in effect for employees generally or any group or class of employees, and any such plan, practice or arrangement may be continued or authorized and payment thereunder made independently of the Plan.

         (o)  Anything in this Plan to the contrary notwithstanding:

                  (i) In the event that any provision of this Plan shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Plan not so invalid or unenforceable shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law;

                  (ii) Any provision of this Plan which may be invalid or unenforceable in any jurisdiction shall be limited by construction thereof, to the end that such provision shall be valid and enforceable in such jurisdiction; and

                  (iii) Any provision of this Plan which may for any reason be invalid or unenforceable in any jurisdiction shall remain in effect and be enforceable in any jurisdiction in which such provision shall be valid and enforceable.

12.      EFFECTIVE DATE AND TERM OF PLAN

         The Plan shall be effective as of the date of its adoption by the Board (the "Effective Date"), subject to the approval of the stockholders of the Company of the adoption of the Plan. Annual Performance Opportunities and/or Performance Units may be granted under the Plan at any time and from time to time on or after the Effective Date and prior to the date of the Company's Annual Meeting in the year 2001 (the "Termination Date"). Annual Performance Opportunities and/or Performance Units may not be granted under the Plan on or after the Termination Date, but the Plan shall continue in effect in accordance with its terms on and after the termination Date with respect to Annual Performance Opportunities and/or Performance Units granted prior thereto.

13.      AMENDMENT OR TERMINATION

         The Incentive Plan may at any time be terminated, or at any time and from time to time be amended, by the Board, provided that no termination or amendment of the Plan shall, without the consent of affected Participants, affect adversely any Annual Performance Opportunity and/or Performance Unit granted prior to such termination or amendment of the Incentive Plan; provided further, that the approval of the stockholders of any amendments shall be required to the extent necessary under Section 162(m) of the Internal Revenue Code, as amended.